Exhibit 5.4

May 31, 2024

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re: Form S-4 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as Pennsylvania counsel to ADAPPT, LLC, a Pennsylvania limited liability company (“ADAPPT Guarantor”), Fenton Security, LLC, a Pennsylvania limited liability company (“Fenton Guarantor”), Minsec Companies, LLC, a Pennsylvania limited liability company (“Companies Guarantor”), and Minsec Treatment, LLC, a Pennsylvania limited liability company (“Treatment Guarantor,” and, together with ADAPPT Guarantor, Fenton Guarantor, and Companies Guarantor, the “PA Guarantors”), in connection with the registration statement on Form S-4 (the “Registration Statement”) filed by The GEO Group, Inc. (“Parent”), the PA Guarantors and certain other subsidiaries of the Parent under the Securities Act of 1933, as amended (the “Act”) relating to the registration under the Act of the Parent’s 8.625% Senior Secured Notes due 2029 and its 10.25% Senior Notes due 2031 (collectively, the “Exchange Notes”) and the full and unconditional guarantees as to the payment of principal and interest on the Exchange Notes as set forth in Article Ten of the Indentures referred to below (the “Exchange Note Guarantees”) by the PA Guarantors and each of the other entities listed in the Registration Statement as Guarantors (collectively, the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Parent is offering to exchange in the exchange offer (the “Exchange Offer”) up to $1,275,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 8.625% Senior Secured Notes due 2029 and 10.25% Senior Notes due 2031 issued on April 18, 2024 (collectively, the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees as to the payment of principal and interest on the Old Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to Indentures, dated as of April 18, 2024, among the Parent, the Guarantors and Ankura Trust Company, LLC, as trustee (the “Trustee”), relating to the Old Notes (the “Old Notes Indentures”).

This opinion is being furnished at the request of the PA Guarantors pursuant to Item 601(b)(5) of Regulation S-K under the Act. The only opinions rendered by this firm are limited to the matters expressly stated in numbered paragraphs (1) through (4) below (our “Opinion”) and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with our Opinion, we have reviewed originals or copies of the following documents:

(1)	the Registration Statement and the Prospectus;

The GEO Group, Inc.

May 31, 2024

(2)	the Old Notes Indentures, including the Exchange Note Guarantees contained therein (collectively the “Indentures”);

(3)	a specimen of the Exchange Notes (the “Specimen,” and collectively with the Indentures, the “Opinion Documents”);

(4)	Certificates of Formation filed with the Office of the Secretary of State for the Commonwealth of Pennsylvania for each of the PA Guarantors;

(5)	Operating Agreements of each PA Guarantor, as certified by each of the PA Guarantors;

(6)

Action by Unanimous Written Consent of the Directors, Managers, Sole Manager, Managing Members, General Partners and Limited Partners (as applicable) of those entities listed on Annex A (including the PA Guarantors) dated April 4, 2024;

(7)	Omnibus Secretary’s Certificate dated May 31, 2024; and

(8)

Certificates of Good Standing issued by the Pennsylvania Department of State dated May 30, 2024 for Fenton Guarantor, Companies Guarantor, and Treatment Guarantor, and May 29, 2024 for ADAPPT Guarantor (collectively, the “Certificates of Good Standing”).

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the PA Guarantors, such agreements, certificates of public officials, certificates of officers or other representatives of the PA Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions, notwithstanding any knowledge or materiality limitation: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offer; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Opinion Documents other than the PA Guarantors; (d) the entity power of each party to the Opinion Documents (other than the PA Guarantors) to execute, deliver and perform the Opinion Documents and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the PA Guarantors) of each document executed and delivered or to be executed and delivered in connection with the Opinion Documents by such party; (f) that any certificates on which we have relied and dated as of an earlier date are still accurate as of the date hereof; and (g) as to matters of fact, the accuracy and truthfulness of the representations made in the Opinion Documents and in the certificates of public officials and officers of the PA Guarantors, including the Omnibus Secretary’s Certificate.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our Opinion that, as of the date hereof:

The GEO Group, Inc.

May 31, 2024

(1)

Each of the PA Guarantors is a Pennsylvania limited liability company that is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Our opinion is based solely on the Certificates of Good Standing.

(2)	Each of the PA Guarantors has the company power to execute and deliver the Opinion Documents to which it is a party and to incur its respective obligations set forth therein.

(3)

Each of the PA Guarantors has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate action on the part of each of the PA Guarantors.

(4)	The Indentures have been executed and delivered by the PA Guarantors.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ LATSHA DAVIS & MARSHALL, P.C.